UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2015

W2007 Grace Acquisition I, Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-12073	26-1187149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6011 Connection Drive

Irving, TX 75039

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (972) 368-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD disclosure.

On March 25, 2015, subsidiaries of W2007 Senior Mezz, LLC (Senior Mezz) entered into a contract to sell its 10 remaining hotels for a combined purchase price of $100 million. W2007 Grace Acquisition I, Inc. (the Company) has a 3% interest in Senior Mezz. The contract has customary closing conditions and closing is currently scheduled for June 8, 2015. There can be no assurance as to whether or when the transaction will close, as to the actual proceeds that will be realized if it does close, or as to what the assets might ultimately sell for in an alternate transaction if the pending transaction does not close. Even if the transaction does close, there can be no assurance as to when a distribution from such sale proceeds will be received by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 Grace Acquisition I, Inc.

Date:	March 30, 2015	By:	/s/ Gregory M. Fay
		Name:	Gregory M. Fay
		Title:	Chief Financial Officer, Vice President and Secretary